FIRST UNION CORPORATION

                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                                  As Depositary



                                       AND



                        THE HOLDERS FROM TIME TO TIME OF
                        THE DEPOSITARY RECEIPTS DESCRIBED
                                     HEREIN



                               -------------------


                                Deposit Agreement

                               -------------------



                           Dated as of January 1, 1996


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                                TABLE OF CONTENTS
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                                                                                                               Page


PARTIES........................................................................................................  1
RECITALS.......................................................................................................  1


                                    ARTICLE I

                                   DEFINITIONS

Certificate....................................................................................................  2
Company........................................................................................................  2
Deposit Agreement..............................................................................................  2
Depositary.....................................................................................................  3
Depositary Shares.............................................................................................   3
Depositary's Agent.............................................................................................  3
Depositary's Office............................................................................................  3
Predecessor Depositary.........................................................................................  3
Predecessor Depositary Shares..................................................................................  3
Predecessor Receipt............................................................................................  3
Predecessor Stock..............................................................................................  3
Receipt........................................................................................................  3
record holder..................................................................................................  4
Registrar......................................................................................................  4
Stock..........................................................................................................  4


                                   ARTICLE II

                FORM OF RECEIPTS; DEPOSIT OF STOCK; EXECUTION AND
            DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

SECTION 2.01.     Form and Transfer of Receipts................................................................  4
SECTION 2.02.     Deposit of Stock; Execution and Delivery
                             of Receipts in Respect Thereof...................................................   7
SECTION 2.03.     Redemption of Stock.........................................................................   9
SECTION 2.04.     Registration of Transfer of Receipts.........................................................  11
SECTION 2.05.     Split-ups and Combination of Receipts;
                             Surrender of Receipts and Withdrawal of
                             Stock.............................................................................  12
SECTION 2.06.     Limitations on Execution and Delivery,
                             Transfer, Surrender and Exchange of
                             Receipts..........................................................................  14
SECTION 2.07.     Lost Receipts, Etc...........................................................................  15
SECTION 2.08.     Cancellation and Destruction of Surrendered
                             Receipts..........................................................................  16
SECTION 2.09.     Stock Purchase Plans.........................................................................  16




                                       -i-


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                                                                                                               Page

                                   ARTICLE III

                       CERTAIN OBLIGATIONS OF THE HOLDERS
                           OF RECEIPTS AND THE COMPANY

SECTION 3.01.     Filing Proofs, Certificates and Other
                             Information.......................................................................  16
SECTION 3.02.     Payment of Taxes or Other Governmental
                             Charges...........................................................................  17
SECTION 3.03.     Warranty as to Stock.........................................................................  17


                                   ARTICLE IV

                        THE DEPOSITED SECURITIES; NOTICES

SECTION 4.01.     Cash Distributions...........................................................................  18
SECTION 4.02.     Distributions Other than Cash................................................................  18
SECTION 4.03.     Subscription Rights, Preferences or
                             Privileges........................................................................  19
SECTION 4.04.     Notice of Dividends, Etc.; Fixing of
                             Record Date for Holders of Receipts...............................................  21
SECTION 4.05.     Voting Rights................................................................................  21
SECTION 4.06.     Changes Affecting Deposited Securities
                             and Reclassifications,
                             Recapitalizations, Etc............................................................  22
SECTION 4.07.     Inspection of Reports........................................................................  24
SECTION 4.08.     Lists of Receipt Holders.....................................................................  24


                                    ARTICLE V

                    THE DEPOSITARY, THE DEPOSITARY'S AGENTS,
                          THE REGISTRAR AND THE COMPANY

SECTION 5.01.     Maintenance of Offices, Agencies, and
                             Transfer Books by the Depositary;
                             Registrar.........................................................................  25
SECTION 5.02.     Prevention of or Delay in Performance
                             by the Depositary, the Depositary's
                             Agents, the Registrar or the Company..............................................  26
SECTION 5.03.     Obligations of the Depositary, the
                             Depositary's Agents, the Registrar
                             and the Company...................................................................  27
SECTION 5.04.     Resignation and Removal of the Depositary;
                             Appointment of Successor Depositary...............................................  28
SECTION 5.05.     Corporate Notices and Reports................................................................  30
SECTION 5.06.     Indemnification by the Company...............................................................  30
SECTION 5.07.     Charges and Expenses.........................................................................  31


                                      -ii-


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                                                                                                               Page
                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

SECTION 6.01.     Amendment....................................................................................  32
SECTION 6.02.     Termination..................................................................................  33


                                   ARTICLE VII

                                  MISCELLANEOUS

SECTION 7.01.     Counterparts.................................................................................  33
SECTION 7.02.     Exclusive Benefit of Parties.................................................................  33
SECTION 7.03.     Invalidity Of Provisions.....................................................................  34
SECTION 7.04.     Notices......................................................................................  34
SECTION 7.05.     Depositary's Agents..........................................................................  35
SECTION 7.06.     Holders of Receipts Are Parties..............................................................  36
SECTION 7.07.     Governing Law................................................................................  36
SECTION 7.08.     Inspection of Deposit Agreement..............................................................  36
SECTION 7.09.     Headings.....................................................................................  36

TESTIMONIUM....................................................................................................  37
SIGNATURES.....................................................................................................  37

EXHIBIT A:  Depositary Receipt
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                                      -iii-

                                DEPOSIT AGREEMENT
                           dated as of January 1, 1996

                                      among

                             FIRST UNION CORPORATION
                          a North Carolina corporation,

                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                         a national banking association,

                        AND THE HOLDERS FROM TIME TO TIME
                        OF THE RECEIPTS DESCRIBED HEREIN


                  WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of Series F 10.64% Class A Preferred Stock, no-par value, of FIRST UNION CORPORATION with the Depositary (as hereinafter defined) for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts (as hereinafter defined) by the Depositary evidencing Depositary Shares in respect of the Stock (as hereinafter defined) so deposited; and
                  WHEREAS, effective as of the date hereof, First Fidelity Bancorporation, a New Jersey corporation, is merging with and into First Union Corporation of New Jersey, a New Jersey corporation and a wholly owned subsidiary of First Union Corporation (the "Merger"); and, in consequence of the Merger, the outstanding shares of Predecessor Stock (as hereinafter defined) and the outstanding Predecessor Depositary Shares (as hereinafter defined) are being exchanged for shares of Stock (as hereinafter defined) and Depositary Shares (as hereinafter defined); and
                  WHEREAS, the Receipts are to be substantially in the form of the Predecessor Receipts (as hereinafter defined), with appropriate insertions, modifications and omissions as hereinafter provided in this Deposit Agreement;
                  NOW, THEREFORE, in consideration of the premises contained herein and such other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                  The  following  definitions  shall  for all  purposes,  unless otherwise indicated, apply to the respective terms used in this Deposit Agreement and the Receipts (as hereinafter defined):
                  "Certificate" shall mean the articles of amendment to the Articles of Incorporation, as amended, of the Company filed with the Secretary of State of the State of North Carolina establishing the Stock as a series of preferred stock of the Company.
                  "Company" shall mean First Union Corporation, a North Carolina corporation, and its successors.
                  "Deposit Agreement" shall mean this Deposit Agreement, as amended or supplemented from time to time in accordance with the terms hereof.
                  "Depositary" shall mean First Union National Bank of North Carolina, a national banking association, and any successor Depositary hereunder.

                  "Depositary Shares" shall mean the Depositary Shares, each representing a one-fortieth (1/40th) interest in a share of Stock and which shall be evidenced by Receipts.
                  "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.05.
                  "Depositary's Office" shall mean the principal office of the Depositary at which at any particular time its depositary business shall be administered.
                  "Predecessor Depositary" shall mean First Fidelity Bank, N.A., New Jersey and its successor, First Fidelity Bank, N.A., as depositary with respect to the Predecessor Depositary Shares.
                  "Predecessor Depositary Shares" shall mean the Depositary Shares, each representing a one-fortieth (1/40th) interest in a share of Predecessor Stock and which heretofore have been represented by Predecessor Receipts.
                  "Predecessor Receipt" shall mean one of the depositary receipts issued by the Predecessor Depositary, each heretofore representing any number of whole Predecessor Depositary Shares.
                  "Predecessor Stock" shall mean shares of the Series F 10.64% Preferred Stock, par value $1.00 per share, of First Fidelity Bancorporation, a New Jersey corporation.
                  "Receipt" shall mean one of the depositary receipts, whether in definitive or temporary form, issued hereunder by the Depositary (or by the Predecessor Depositary to the extent described in Section 2.01), each representing any number of whole Depositary Shares.

                  "record holder" with respect to a Receipt shall mean the individual, entity or person in whose name a Receipt is registered on the books of the Depositary or any register of any Registrar maintained for such purpose at a given time.
                  "Registrar" shall mean any bank or trust company which shall be appointed by the Depositary to register ownership and transfers of Receipts as herein provided and which may include the Depositary.
                  "Stock" shall mean shares of the Company's Series F 10.64% Class A Preferred Stock, no-par value.
                                   ARTICLE II

           FORM OF RECEIPTS; DEPOSIT OF STOCK; EXECUTION AND DELIVERY,
                 TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

                  SECTION 2.01. Form and Transfer of Receipts. Definitive Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form of the Predecessor Receipts, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company delivered in compliance with Section 2.02, shall execute and deliver temporary Receipts which shall be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such

Receipts; provided that such temporary Receipts may include Predecessor Receipts, appropriately overprinted to reflect the occurrence of the Merger. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary's Office, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts registered in the name (and only the name) of the holder of the temporary Receipt. Such exchange shall be made at the Company's expense and without any charge therefor to the holder. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement and with respect to the Stock, as definitive Receipts.
                  Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary (or, in the case of temporary Receipts that are Predecessor Receipts, of the Predecessor Depositary); provided, that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary (or, in the case of Temporary Receipts that are Predecessor Receipts, the Predecessor Depositary) or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile signature of a duly authorized officer of the Depositary (or, in the case of Temporary Receipts that are Predecessor Receipts, the Predecessor Depositary) and countersigned manually by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided. Receipts bearing the manual or facsimile signatures of individuals who were at any time proper officers of the Depositary, the Predecessor Depositary or the Registrar, as the case may be, shall constitute adequate signatures hereunder, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Receipts or did not hold such offices on the date of delivery of such Receipts.
                  Receipts shall be in denominations of any number of whole Depositary Shares.
                  Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary and approved by the Company or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.
                  Title to Depositary Shares evidenced by a Receipt which is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery of such Receipt with the same effect as if such Receipt were a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Registrar, on behalf of the Depositary, as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distribu tions with respect to the Stock or to any notice provided for in this Deposit Agreement and for all other purposes.
                  The Depositary shall not lend any Stock deposited hereunder.
                  SECTION 2.02. Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and condi tions of this Deposit Agreement, the Company may from time to time deposit shares of Stock with the Depositary under this Deposit Agreement by delivery to the Depositary of a certificate or certificates representing the Stock to be deposited. Such certificate or certificates representing the Stock shall be properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company directing the Depositary to execute and deliver to the person or persons named in such order, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing such deposited Stock.
                  All Stock deposited by the Company or the Other Persons, as the case may be, with the Depositary shall be held by the Depositary at the Depositary's Office or at such other place or places as the Depositary shall determine.
                  Upon receipt by the Depositary of a certificate or certificates representing Stock deposited, with the Depositary by the Company or the Other Persons, as the case may be, in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Stock so deposited on the books of the Company in the name of the Depositary, the Depositary shall execute and deliver, to the person or persons named in the written order delivered to the Depositary, a Receipt or Receipts, evidencing in the aggregate the number of Depositary Shares relating to the Stock so deposited. Such Receipt or Receipts shall be registered by the Depositary or the Registrar in such name or names as may be requested by the person or persons named in the written order. The Depositary shall execute and deliver such Receipts at the Depositary's Office or such other offices, if any, as such person may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.
                  Other than in the case of splits, combinations or other reclassifications affecting the Stock, or in the case of dividends or other distributions of Stock, if any, there shall be deposited with the Depositary hereunder not more than 75,000 shares of Stock.
                  SECTION 2.03. Redemption of Stock. Whenever the Company shall elect to redeem shares of Stock in accordance with the provisions of the Certificate, it shall (unless otherwise agreed in writing with the Depositary) mail notice to the Depositary of such redemption, by first class mail, postage prepaid, not less than 40 nor more than 70 days prior to the date fixed for the redemption of Stock in accordance with Section (3) C(1) of Section FFB of the Certificate. On the date of such redemption, provided that the Company shall then have paid in full to the Depositary the redemption price required pursuant to the Certificate of the Stock to be redeemed, the Depositary shall redeem the Depositary Shares relating to such Stock. The Depositary shall mail notice of such redemption, and the simultaneous redemption of the number of Depositary Shares relating to the Stock to be redeemed, by first-class mail, postage prepaid, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares (the "Redemption Date"), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed on the record date fixed pursuant to Section 4.04 hereof, at the addresses of such holders as they appear on the records of the Depositary; provided, however, that neither failure to mail any such notice to one or more such holders nor any defect in any notice or in the mailing thereof to one or more such holders shall affect the validity of the proceedings for redemption of any Depositary Shares as to other holders. Each such notice of redemption shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed and the method by which the Depositary Shares will be chosen for redemption; (iii) the redemption price (including cumulative dividends to the Redemption Date); (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the Stock to be redeemed, which are represented by the Depositary Shares to be redeemed, will cease to accrue at the close of business on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata as may be determined by the Company.
                  Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph), all dividends in respect of the shares of Stock so called for redemption shall cease to accrue, the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with such notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemp tion price per Depositary Share equal to 1/40th of the redemption price per share paid in respect of the shares of Stock plus all money and other property, if any, underlying such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have accrued on the shares of Stock to be so redeemed and have not theretofore been paid.
                  If less than all the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the payment of the redemption price, a new Receipt evidencing such number of Depositary Shares as were evidenced by such prior Receipt and not called for redemption; provided, however, that such replacement Receipt shall be issued only in denominations of whole Depositary Shares and cash will be payable in respect of fractional interests.
                  SECTION 2.04.  Registration of Transfer of Receipts.
Subject to the terms and conditions of this Deposit Agreement, the
Registrar, on behalf of the Depositary, shall register on its books transfers of Receipts from time to time upon notice to the Registrar by the Depositary of the surrender of a Receipt for transfer by the holder in person or by duly authorized attorney, which Receipt in each case must be properly endorsed or accompanied by a properly executed instrument of transfer. Upon surrender of a properly endorsed Receipt or Receipt accompanied by an instrument of transfer, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the transferee named in the endorsement or instrument of transfer.
                  SECTION 2.05. Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Stock. Upon surrender of a Receipt or Receipts at the Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, the Depositary shall execute and deliver a new Receipt or Receipts to the holder thereof or to such holder's order in the denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered. The Depositary shall give prompt notice of such action and the certificate numbers to the Registrar for the purpose of recording such split-up or consolidation.
                  Any holder of at least forty Depositary Shares may withdraw the number of whole shares of Stock underlying such Depositary Shares and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence in the aggregate a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or (subject to Sections 2.04 and 3.02) upon his order, a new Receipt evidencing such excess number of Depositary Shares. Delivery of the Stock and the money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.
                  If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the

Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.
                  Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.
                  SECTION 2.06. Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Section 5.07, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature and may also require compliance with the rules and regulations of any governmental body, any stock exchange or any applicable self regulatory body, includ ing without limitation, the National Association of Securities

Dealers, Inc. (the "NASD") or such regulations, if any, as the
Depositary or the Company may establish consistent with the
provisions of this Deposit Agreement.
                  The delivery of Receipts against Stock deposited with the Depositary may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government, governmental body or commission, stock exchange or the NASD or under any provision of this Deposit Agreement.
                  SECTION 2.07. Lost Receipts, Etc. If any mutilated Receipt is surrendered to the Depositary, the Depositary shall execute and deliver in exchange therefor a new Receipt of like form and tenor in exchange and substitution for such mutilated Receipt. In case any Receipt shall be destroyed, lost or stolen, the Depositary shall execute and deliver a Receipt to the holder thereof of like form and tenor in exchange and substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of such holder's ownership thereof and (ii) the holder's furnishing the Depositary with reasonable indemnification satisfactory to such Depositary.

                  SECTION 2.08. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be canceled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so canceled.
                  SECTION 2.09. Stock Purchase Plans. The Depositary shall take such action as shall be necessary or appropriate to permit the record holders of the Depositary Shares to participate in any dividend reinvestment or other stock purchase plan sponsored by the Company that permits the participation by such holders on such terms and conditions as the Company may determine.

                                   ARTICLE III

                       CERTAIN OBLIGATIONS OF THE HOLDERS
                           OF RECEIPTS AND THE COMPANY

                  SECTION 3.01. Filing Proofs, Certificates and Other Information. Any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to obtain such guaranties of signature, to execute such certificates and to make such customary representations and warranties consistent with the terms of the Stock as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.
                  SECTION 3.02. Payment of Taxes or Other Governmental Charges. Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses as provided in Section 5.07. Registration of transfer of any Receipt and delivery of all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or all or any part of the Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.
                  SECTION 3.03. Warranty as to Stock. The Company hereby represents and warrants to the Depositary that the Stock, when issued, will be validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

                                   ARTICLE IV
                        THE DEPOSITED SECURITIES; NOTICES
                  SECTION 4.01. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution with respect to the Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 the pro rata portion, as nearly as practicable, of such dividend or distribution applicable to the number of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and shall withhold any monies from any cash dividend or other cash distribu tion in respect of the Stock on account of taxes, the distribution in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next succeeding distribution to record holders of Receipts.
                  SECTION 4.02. Distributions Other than Cash. Whenever the Depositary shall receive any property (including securities) for distribution in a form other than cash with respect to the Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to

Section 4.04 the pro rata portion, as nearly as practicable, of such property (including securities) received by it applicable to the number of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made propor tionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale of the property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts in accordance with the provisions of Sec tion 4.01 for a distribution received in cash.
                  SECTION 4.03. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, prefer ences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the

Depositary to the record holders of Receipts, pro rata in propor tion to the Stock represented by such Receipt, in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sales shall be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash.
                  If any other action under the laws of any  jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit suffi ciently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, prefer ences or privileges.
                  SECTION 4.04. Notice of Dividends, Etc.; Fixing of Record Date
for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable or any distribution of property (including securities) other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, or (ii) any election on the part of the Company to redeem any shares of Stock, the Depositary shall, in each such instance, fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled hereunder to receive a distribution in respect of such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or to receive notice of such meeting.
                  SECTION 4.05.  Voting Rights.  Upon receipt of notice of
any meeting at which the holders of Stock are entitled to vote, the
Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the holders may instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock underlying their respective Depositary Shares and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Receipts on the applicable record date, the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted, in accordance with the instructions set forth in such requests, the votes relating to the shares of Stock (or portion thereof) underlying the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Company hereby agrees to take all necessary action in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to such Stock unless directed to the contrary by the holders of all the Receipts) to the extent of the Stock (or portion thereof) underlying the Depositary Shares evidenced by such Receipt.
                  SECTION 4.06.  Changes Affecting Deposited Securities and
Reclassifications, Recapitalizations, Etc.  Upon any change in par or stated value, split-up, combination or any other reclassifica tion of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation to which the Company is a party or sale of all or substantially all of the Company's assets, the Depositary may with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as to retain as nearly as possible the percentage ownership interest in Stock of holders of the Receipts immediately prior to such event, (i) make such adjustments in (a) the fraction of an interest in one share of Stock underlying one Depositary Share and (b) the ratio of the redemption price per Depositary Share to the redemption price of a share of Stock, in each case as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger, amal gamation or consolidation or sale, and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securi ties so received in exchange for or upon conversion of or in respect of the Stock. In any such case the Depositary may, with the approval of the Company, execute and deliver additional Receipts, or may call for surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.
                  Anything   to  the   contrary   herein   or  in  the   Receipt
notwithstanding, holders of Receipts shall have the right from and after the effective date or any such change in par or stated value, split-up, combination or other reclassification of the Stock or any such recapitalization, reorganization, merger, amalgamation, consolidation or sale, to the extent that holders of Stock had the right, prior to or on the applicable effective date, to convert, exchange or surrender shares of Stock into or for other stock, securities, property or cash, to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and prop erty and cash into which the Stock represented by such Receipts has been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.
                  SECTION 4.07. Inspection of Reports. The Depositary shall make available for inspection by holders of Receipts at the Depositary's Office, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company which are received by the Depositary as the holder of Stock.
                  SECTION 4.08. List of Receipt Holders.  Promptly, upon request by the Company, the Depositary shall furnish to it a list, as of a specified date, of the names and addresses of all persons in whose names Receipts are registered on the books of the Depositary, and the amount of Stock represented thereby.

                                    ARTICLE V
                    THE DEPOSITARY, THE DEPOSITARY'S AGENTS,
                          THE REGISTRAR AND THE COMPANY

                  SECTION 5.01. Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar. Upon execution of this Deposit Agreement, the Depositary shall maintain, at the Depositary's Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.
                  The Depositary shall, with the approval of the Company, appoint a Registrar for registration of such Receipts or Depositary Shares in accordance with any requirements of any applicable stock exchange in which the Receipts or the Depositary Shares are listed. Such Registrar (which may be the Depositary if so permitted by the requirements of such exchange) may be removed and a substitute Registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, the Depositary Shares or the Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulation.

                  The Registrar shall maintain books at the Depositary's  Office for the registration and registration of transfer of Receipts or at such other place as shall be approved by the Company and of which the holders of Receipts shall have reasonable notice, which books at all reasonable times shall be open for inspection by the record holders of Receipts; provided, that any such holder requesting to exercise such right shall certify to the Registrar that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts.
                  The Depositary may cause the Registrar to close the books with respect to the Receipts, at any time or from time to time, when the register of stockholders of the Company is closed with respect to the Stock or when such action is deemed necessary or advisable by the Depositary, any Depositary's Agent or the Company because of any requirement of law or of any government, governmental body or commission, stock exchange or any applicable self-regulatory body, including, without limitation, the NASD.
                  SECTION  5.02.  Prevention of or Delay in  Performance  by the
Depositary, the Depositary's Agents, the Registrar or the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Company's Articles of Incorporation, as amended (including the Certificate), or by reason of any act of God or war, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability or be subject to any obligation (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed, or
(ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, except in the event of the gross negligence or willful misconduct of the party charged with such exercise or failure to exercise.
                  SECTION 5.03. Obligations of the Depositary,  the Depositary's
Agents,  the  Registrar  and  the  Company.   Neither  the  Depositary  nor  any
Depositary's Agent nor any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity to such party against all expense and liability be furnished as often as required.
                  Neither the Depositary nor any Depositary's Agent nor any
Registrar nor the Company shall be liable to any party hereto for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Stock for deposit or any holder of a Receipt. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the party or parties specified in this Agreement.
                  The  Depositary  undertakes  and shall cause any  Registrar to undertake, to perform such duties and only such duties as are specifically set forth in this Agreement using its best efforts and in good faith. The parties hereto acknowledge that no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar or against the Company with respect to the Depositary and any Registrar. The Depositary will indemnify the Company against any liability which may arise out of acts performed or omitted by the Depositary or any Depositary's Agent due to its or their negligence or bad faith. The Depositary, any Depositary's Agent, any Registrar and the Company may own and deal in any class of securities of the Company and its affiliates and in Receipts subject to the provisions of applicable law. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.
                  SECTION 5.04.  Resignation and Removal of the Depositary:
Appointment of Successor Depositary.  The Depositary may at any
time resign as Depositary hereunder by notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.
                  The  Depositary  may at any time be removed by the  Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.
                  In case  the  Depositary  acting  hereunder  shall at any time resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder and agreeing to become a party to this Agreement, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any monies or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor Depositary shall promptly mail notice of its appoint ment to the record holders of Receipts.
                  Any  corporation  or  other  entity  into  or with  which  the
Depositary may be merged, consolidated or converted, or to which the Depositary may sell all or substantially all its assets, shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.
                  SECTION  5.05.  Corporate  Notices  and  Reports.  The Company
agrees that it will deliver to the Depositary and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the address furnished to it pursuant to Section 4.08, all notices and reports (including without limitation financial statements) required by law, the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the Company's Articles of Incorporation, as amended (including the Certificate), to be furnished by the Company to holders of Stock. Such transmis sion will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request.
                  SECTION 5.06.  Indemnification by the Company.  The
Company shall indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any loss, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of (i) acts performed or omitted in connection with this Agreement and the Receipts (a) by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent), except for any liability arising out of gross negligence or willful misconduct on the respective parts of any such person or persons, or (b) by the Company or any of its agents, or (ii) the offer, sale or registration of the Receipts or the Stock pursuant to the provisions hereof.
                  SECTION 5.07. Charges and Expenses.  The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares, and redemption of the Stock at the option of the Company. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be payable by the Company only after prior consultation and agreement between the Depositary and the Company and consent by the Company to the incurrence of such expenses, which consent shall not be unreasonably withheld. The Depositary shall present any statement for charges and expenses to the Company promptly, unless the Company shall agree otherwise.

                                   ARTICLE VI
                            AMENDMENT AND TERMINATION
                  SECTION 6.01. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least 66 2/3% of the Depositary Shares then outstanding. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.05 and 2.06 hereof, of any owner of any Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to deliver to the holder the Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory


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provisions of applicable law or the rules and  regulations  of any  governmental body, agency or commission, the NASD or any applicable stock exchange.
                  SECTION 6.02. Termination. This Agreement may be terminated by the Company or the Depositary only after (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.03 or (ii) there shall have been made a final distribu tion in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Shares pursuant to
Section 4.01 or 4.02, as applicable.
                  Upon the termination of this Deposit Agreement, the parties hereto shall be discharged from all obligations under this Deposit Agreement except for their respective obligations under Sections 5.03, 5.06 and 5.07.

                                   ARTICLE VII
                                  MISCELLANEOUS
                  SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counter parts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.
                  SECTION 7.02.  Exclusive Benefit of Parties.  This
Deposit Agreement is for the exclusive benefit of the parties


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hereto, and their respective  successors  hereunder,  and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.
                  SECTION 7.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or modified thereby.
                  SECTION 7.04. Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or telegram, telecopy or telex confirmed by letter, addressed to the Company at One First Union Center, Charlotte, North Carolina 28288-0630, telephone: (704) 374-4456, telecopy: (704) 374-3105, Attention: Kent S. Hathaway, or at any other address and to the attention of any other person of which the Company shall have notified the Depositary in writing.
                  Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram, telecopy or telex confirmed by letter, addressed to the Depositary at the Depositary's Office, at One First Union Center, Charlotte, North Carolina 28288-0133, telephone (704) 374-6828, telecopy (704) 374-3425, Attention: Marion A. Cowell, Jr., or at any other address and to the attention of any


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other person of which the Depositary shall have notified the
Company in writing.
                  Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram, telecopy or telex confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.
                  Delivery of a notice sent by mail or by telegram, telecopy or telex shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telecopy message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telecopy message shall not subsequently be confirmed by letter or as aforesaid.
                  SECTION 7.05.  Depositary Agents.  The Depositary may
from time to time appoint any Depositary's Agent to act in any respect for the Depositary for the purposes of this Deposit
Agreement and may at any time appoint additional Depositary's
Agents and vary or terminate the appointment of such Depositary's


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Agents.  The Depositary will promptly notify the Company of any such action.
                  SECTION 7.06. Holders of Receipts Are Parties. By acceptance of delivery of the Receipts, any holder of such Receipt from time to time shall be deemed to have agreed to become a party to this Deposit Agreement and to be bound by all of the terms and conditions hereof and of the Receipts to the same extent as though such person executed this Agreement.
                  SECTION 7.07. Governing Law. THIS DEPOSIT AGREEMENT AND THE RECEIPTS AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO APPLICABLE CONFLICTS OF LAW PROVISIONS).
                  SECTION 7.08. Inspection of Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.
                  SECTION 7.09. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or inter pretation of any provision contained herein or in the Receipts.


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                  IN WITNESS  WHEREOF,  the Company and the Depositary have duly executed this Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.
                                                FIRST UNION CORPORATION

                                                by____________________________
                                                          Authorized Officer


                                                FIRST UNION NATIONAL
                                                BANK OF NORTH CAROLINA


                                                by____________________________
                                                          Authorized Officer





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